Exhibit 10.9

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

OF

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

Originally Effective January 1, 1997

Amended and Restated Effective as of December 8, 2005

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ARTICLE III

SUPPLEMENTAL CREDITS

Section 3.1 Eligibility.	4
Section 3.2 Computation of Supplemental Credits.	4
Section 3.3 Effect of Change of Control.	5

ARTICLE IV

MEMORANDUM ACCOUNTS

Section 4.1 In General.	5
Section 4.2 Credits to Memorandum Accounts.	6
Section 4.3 Adjustments to Memorandum Accounts.	6
Section 4.4 Vesting.	7

ARTICLE V

TRUST FUND

Section 5.1 Establishment of Trust.	7
Section 5.2 Contributions to Trust.	7
Section 5.3 Unfunded Character of Plan.	7

ARTICLE VI

DISTRIBUTIONS

Section 6.1 Hardship Distributions.	8
Section 6.2 Distributions to Participants	8
Section 6.3 Distributions to Beneficiaries	9
Section 6.4 Early Distributions.	9
Section 6.5 Restrictions on Payments to Key Employees.	10

ARTICLE VII

ADMINISTRATION

Section 7.1 Administrator.	10
Section 7.2 Board Responsibilities.	11
Section 7.3 Claims Procedure.	11
Section 7.4 Claims Review Procedure.	12
Section 7.5 Other Administrative Provisions.	12

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NEW HAMPSHIRE THRIFT BANCSHARES, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ARTICLE I

DEFINITIONS

The following definitions shall apply for purposes of the Plan unless a different meaning is clearly indicated by the context:

Section 1.1 Administrator means the Compensation Committee of the Board.

Section 1.2 Bank means Lake Sunapee Bank, fsb and any successor thereto, whether by merger, assignment, operation of law or otherwise.

Section 1.3 Base Compensation means, for any person for any period, the total amount of base salary or wages (excluding bonuses, overtime payments, hinge benefits and other special payments or benefits, but without regard to any election or agreement pursuant to which base salary or wages have been reduced pursuant to section 125 or 401(k) of the Code or pursuant to the terms of this Plan) paid to such person during such period for services rendered to any Participating Company.

Section 1.4 Beneficiary means, with respect to any Participant, the person or persons designated pursuant to the terms of the Plan to receive any portion of the benefits distributable in respect of such Participant under the Plan that are not distributed prior to the participant’s death.

Section 1.5 Board means the Board of Directors of the Holding Company.

Section 1.6 Change of Control means, with respect to a Participant: (a) a change in ownership of the Participant’s Service Recipient; (b) a change in effective control of the Participant’s Service Recipient; or (c) a change in the ownership of a substantial portion of the assets of the Participant’s Service Recipient. The existence of a Change of Control shall be determined by the Administrator in accordance with section 409A of the Code and the regulations thereunder..

Section 1.7 Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

Section 1.8 Compensation means, for any person for any period, the total amount of cash remuneration paid to such person during such period as compensation for services rendered to any Participating Company, without regard to any election or agreement pursuant to which such remuneration has been reduced pursuant to section 125 or 401(k) of the Code or pursuant to the terms of this Plan.

Section 1.9 Deferred Compensation means, with respect to any Participant, the amount of Compensation that he has elected to defer for credit to his Memorandum Account pursuant to section 2.1.

Section 1.10 Discretionary Account means, for any person, that portion of such person’s Memorandum Account which is not deemed to be invested in Shares pursuant to section 4.2.

Section 1.11 ERISA means the Employee Retirement Income Security Act of 1974, as amended (including the corresponding provisions of any succeeding law).

Section 1.12 Exchange Act means the Securities Exchange Act of 1934, as amended (including the corresponding provisions of any succeeding law).

Section 1.13 Executive means a person employed in an executive capacity by any Participating Company who is selected by the Administrator to be a Participant; provided, however, that no person shall be deemed an Executive to the extent that such person’s participation in the Plan would cause the Plan to fail to be a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of ERISA.

Section 1.14 Hardship, with respect to a Participant, a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse or a dependent (within the meaning of section 152(e) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The existence of a Hardship shall be determined by the Administrator in accordance with section 409A of the Code and the regulations hereunder..

Section 1.15 Holding Company means New Hampshire Thrift Bancshares, Inc., a Delaware corporation, and any successor thereto, whether by merger, assignment, operation of law or otherwise.

Section 1.16 Investment Classification means a hypothetical investment classification in which a Participant’s Memorandum Account shall be deemed to be invested for purposes of crediting or charging earnings, losses, appreciation or depreciation in accordance with section 4.2. Except to the extent that the Administrator may determine otherwise, the Investment Classifications shall consist of (a) Shares and (b) the investments options (if any) available to participating employees under the Qualified Plan.

Section 1.17 Mandatory Account means, for any person, that portion of such person’s Memorandum Account that is deemed to be invested in Shares pursuant to section 3.2.

Section 1.18 Memorandum Account means, with respect to any Participant, a bookkeeping account maintained by the Administrator, to which is credited the amount of the Participant’s Deferred Compensation and Supplemental Credits, together with any deemed appreciation therein or earnings thereon pursuant to section 3.2, and against which are charged any distributions of amounts to or in respect of such Participant pursuant to section 3.2.

Section 1.19 Participant means an Executive who has a Memorandum Account under the Plan.

Section 1.20 Participating Company means the Holding Company, the Bank, and any other corporation or unincorporated trade or business which, with the prior approval of the Administrator and subject to such terms and conditions as the Administrator may impose, shall adopt this Plan.

Section 1.21 Plan means the Supplemental Executive Retirement Plan of New Hampshire Thrift Bancshares, Inc., as the same may be amended from time to time.

Section 1.22 Qualified Plan means any qualified defined contribution plan maintained by the Bank for the benefit of its employees.

Section 1.23 Service Recipient means with respect to a Participant on any date: (a) the corporation for which the Participant is performing services on such date; (b) all corporations that are liable to the Participant for the benefits due to him under the Plan; (c) a corporation that is a majority shareholder of a corporation described in section 1.23(a) or (b); or (d) any corporation in a chain of corporations each of which is a majority shareholder of another corporation in the chain, ending in a corporation described in section 1.23(a) or (b).

Section 1.24 Share means a share of common stock, par value $0.01 per share, of the Holding Company.

Section 1.25 Supplemental Credits means, for any Participant, compensation- based credits to his Memorandum Account, other than credits representing Deferred Compensation.

ARTICLE II

DEFERRED COMPENSATION

Section 2.1 Election to Defer Compensation.

Any Executive may elect to defer receipt of Compensation by submitting to the Administrator a written deferral election. Such an election may be made on or before the last day of any calendar year and shall take effect on the first day of the following calendar year; provided, however; that an initial election made during thirty (30) day period after a person first becomes an Executive shall take effect on the later of the date specified in such election or the first day of the calendar month following the calendar month in which such election is received by the Administrator. Once an election is made, it shall continue in effect for all succeeding calendar years unless changed or revoked pursuant to section 2.2.

Section 2.2 Changes in Deferral Elections.

(a) An election by an Executive pursuant to section 2.1 shall continue in effect until termination of the Executive’s status as an Executive; provided, however, that the Executive may, by written notice filed with the Administrator:

(i) increase or decrease the amount of future Compensation to be deferred, or discontinue altogether the deferral of future Compensation, and such change shall take effect on the first day of the first calendar year to begin after the calendar year in which such notice is received by the Administrator; and

(ii) in cases of Hardship, decrease the amount of future Compensation to be deferred, or discontinue altogether the deferral of future Compensation, and such change shall take effect as promptly as practicable following the date on which such notice is received by the Administrator and, such election shall, to the extent permitted under section 409A of the Code, be effective with respect to Compensation payable after the filing of such election.

(b) The deferral of Compensation by any person shall cease automatically upon such person’s termination of employment with all Participating Companies (whether by death, resignation, discharge or otherwise) or upon the termination of such person’s status as an Executive.

Section 2.3 Revocability of 2005 Elections.

Notwithstanding anything in the Plan to the contrary, every election under the Plan to defer Compensation earned and payable in 2005 shall, to the maximum extent permitted and subject to the terms and conditions set forth in Internal Revenue Service Notice 2005-1 and other guidance issued by governmental authorities with respect to Section 409A of the Code, be revocable at any time during 2005. Such a revocation shall be effected by written notice given to and actually received by the Administrator on or before December 31, 2005 and shall result in the distribution of the entire balance credited to the Memorandum Account of the person revoking the election and in the inclusion of the entire amount distributed in gross income for federal income tax purposes in the 2005 taxable year.

ARTICLE III

SUPPLEMENTAL CREDITS

Section 3.1 Eligibility.

To the extent designated by a Participating Company, an Executive shall be eligible each year for a Supplemental Credit in an amount determined under section 3 .2(a), the first such Supplemental Credit to be made for the calendar year in which the person is designated an Executive.

Section 3.2 Computation of Supplemental Credits.

(a) For the first year for which an Executive is eligible for a Supplemental Credit, the amount of the Supplemental Credit shall be equal to ten percent (10%) of his Base Compensation for such year.

(b) For each year after the first year for which an Executive is eligible for a Supplemental Credit, the amount of the Supplemental Credit shall be equal to the greater of:

(i) ten percent (10%) of the Executive’s base Compensation for such year; or

(ii) an amount “SC” determined under the formula “SC = FSC x (1 + .04)n, where “FSC” is equal to the amount of the first Supplemental Credit made for such Executive and “n” is equal to the aggregate number of Supplemental Credits made for the Executive prior to (and not including) the Supplemental Credit then being computed.

(c) No Supplemental Credits shall be made under this section 3.2 for any year that ends after the date on which a Change of Control occurs.

Section 3.3 Effect of Change of Control.

In the event of a Change of Control prior to the last day of the calendar year in which an Executive attains age 65, an additional Supplemental Credit shall be made to such Executive’s Memorandum Account. The amount of such Supplemental Credit shall be equal to the product of (a) the number of calendar years that will either begin or end after the date on which the Change of Control occurs and on or before the date on which the Executive will attain age sixty-five (65), multiplied by the greater of:

(i) ten percent (10%) of the Executive’s Base Compensation for such year; or

(ii) an amount equal to “SC” determined under the formula “SC = FSC x (1 + .04)n, where “FSC” is equal to the amount of the first Supplemental Credit made for such Executive and “n” is equal to the aggregate number of Supplemental Credits made for the Executive prior to (and not including) the Supplemental Credit then being computed.

Such amount shall be credited in lieu of any further Supplemental Credits that might otherwise become due under the Plan and shall be computed without a discount to reflect the acceleration of future years’ Supplemental Credits and without a premium to account for future compensation increases. Notwithstanding the foregoing, this Section 3.3 shall not apply to an Executive who is first selected for participation in the Plan after January 1, 1998, and no additional Supplemental Credit shall be made under this Section 3.3 to the Memorandum Account of such an Executive in the event of a Change of Control.

ARTICLE IV

MEMORANDUM ACCOUNTS

Section 4.1 In General.

The Administrator shall maintain a separate Memorandum Account for each Executive who is credited with Deferred compensation or Supplemental Credits. Credits, charges, and other adjustments to each Participant’s Memorandum Account shall be made in accordance with this Article IV. Neither the Bank, the Holding Company nor any Participating Company shall fund its liability for the balances credited to a Memorandum Account, but each shall reflect its liability for such balances on its books. The Holding Company may, on such terms and conditions as it, in its sole discretion, shall establish, agree to assume the liability for the payment of that portion of a Participant’s Memorandum Account attributable to service for the Bank or other Participating Companies.

Section 4.2 Credits to Memorandum Accounts.

(a) Each Participants Discretionary Account shall be credited with all Deferred Compensation and fifty percent (50%) of each Supplemental Credit in respect of such Participant pursuant to Article II. For purposes of measuring the benefits distributable under the Plan in respect of such Participant, his Discretionary Account shall be deemed to be invested in the Investment Classifications designated by the Participant by written notice to the Administrator.

(b) Each Participant’s Mandatory Account shall be credited with all Supplemental Credits in respect of such Participant that are not credited to the Participant’s Discretionary Account. For purposes of measuring the benefits distributable under the Plan in respect of such Participant, his Mandatory Account shall be deemed to be invested deemed to be invested in Shares. The Mandatory Account shall be subject to such terms, conditions and procedures as may be deemed advisable by the Administrator in order to prevent the occurrence of non-exempt short-swing transactions described in section 16 of the Exchange Act to assure compliance with the Holding Company’s securities trading policy and applicable federal and state securities laws, and unless otherwise determined by the Administrator, to permit the Holding Company to account for its liability with respect to such portion of the Memorandum Account on the basis of EITF 94-6 or corresponding guidance in subsequent accounting standards.

Section 4.3 Adjustments to Memorandum Accounts.

The Memorandum Account established for each Participant shall be adjusted from time to time, but in no event less frequently than monthly to reflect:

(a) credits of Deferred Compensation, which shall be credited to the Participant s Discretionary Account as of the date on which the amount so credited would have otherwise been paid to the Participant as Compensation;

(b) Supplemental Credits, which shall be credited to the Participant’s Mandatory Account as of December 31st of the year for which such Supplemental Credits are made;

(c) credits reflecting income, dividends and appreciation attributable to the appropriate Investment Classifications;

(d) charges for losses or depreciation attributable to the appropriate Investment Classifications; and

(e) charges for payments to the Participant or his Beneficiary.

Any hypothetical income derived from a deemed investment in an Investment Classification, whether by dividend, capital gain or otherwise, shall be deemed immediately reinvested in the same Investment Classification.

Section 4.4 Vesting.

All amounts credited to a Participant’s Memorandum Account shall be 100% vested at all times.

ARTICLE V

TRUST FUND

Section 5.1 Establishment of Trust.

The Holding Company may establish a trust fund which may be used to accumulate funds to satisfy benefit liabilities to Participants under the Plan; provided, however, that the assets of such trust shall be subject to the claims of the creditors of the Holding Company in the event that it is determined that the Holding Company is insolvent; and provided, further; that the trust agreement shall contain such terms, conditions and provisions as shall be necessary to cause the Holding Company to be considered the owner of the trust fund for federal, state or local income tax purposes with respect to all amounts contributed to the trust fund or any income attributable to the investments of the trust fund. The Holding Company shall pay all costs and expenses incurred in establishing and maintaining such trust and the Plan, Any payments made to a Participant or Beneficiary from a trust established under this section 5.1 shall offset payments which would otherwise be payable by the Bank in the absence of the establishment of such trust. Any such trust will conform to the terms of the model trust described in Revenue Procedure 92-64, as the same may be modified from time to time.

Section 5.2 Contributions to Trust.

If a trust is established in accordance with section 5.1, the Holding Company shall make contributions to such trust in such amounts and at such times as may be specified by the Administrator or as may be required pursuant to the terms of the agreement governing the establishment and operation of such trust.

Section 5.3 Unfunded Character of Plan.

Notwithstanding the establishment of a trust pursuant to section 5.1, the Plan shall be unfunded for purposes of the Code and ERISA. Any liability of the Bank, the Holding Company or another Participating Company to any person with respect to benefits payable under the Plan shall be based solely upon such contractual obligations, if any, as shall be created by the Plan, and shall give rise only to a claim against the general assets of the Bank, the Holding Company or such Participating Company. No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specific property of the Bank, the Holding Company or any other Participating Company.

ARTICLE VI

DISTRIBUTIONS

Section 6.1 Hardship Distributions.

In the event that a Participant has suffered a Hardship, the Administrator may, in its sole discretion and to the extent permitted under section 409A of the Code, allow such Participant to obtain a lump sum withdrawal of an amount credited to his Memorandum Account that does not exceed the amount necessary to alleviate the Hardship.

Section 6.2 Distributions to Participants

Upon a Participant’s termination of service with the Bank, the Holding Company and all Participating Companies, an amount equal to the balance in such Participant’s Memorandum Account shall be paid in cash to the Participant:

(a) in a single lump sum payment made as soon as practicable following December 31st of the calendar year in which such termination occurs, in which case the amount of such payment shall be equal to the entire balance credited to the Memorandum Account as of such December 31st;

(b) at such time or times and in such amount or amounts as the Participant shall specify in writing, with the approval of the Administrator, within thirty (30) days after first being designated an Executive; provided, however, that distribution shall be, or begin being, made not later than January 31st of calendar year following the calendar year in which the Participant terminates employment or attains age 65, whichever is later; and provided, further, that distributions shall be completed within one hundred and twenty (120) months after they begin;

(c) in a single lump sum payable upon the effective date of a Change of Control; or

(d) notwithstanding the foregoing, each Participant may, by written election given in such form and manner as the Administrator may prescribe, elect to change the time and manner of distribution of the balance credited to such Participant’s Memorandum Account; provided, however, that

(i) any such election shall not take effect until twelve (12) months after it is received by the Administrator; and

(ii) in the case of an election to defer a payment to be made on account of an event other than the Participant’s death or Hardship, the first payment made under such election shall not occur until at least five (5) years later than such payment would otherwise have been made; and

(iii) in the case of an election to defer a payment to be made on account of a Change of Control, such election shall be made at least twelve (12) months prior to the date of the first payment scheduled to be made on account of the Change of Control.

To the extent that a Participant’s benefits are not distributed in a single lump sum equal to the balance credited to his Memorandum Account, any balance credited to the Memorandum Account representing undistributed benefits shall continue to be adjusted in the manner provided in section 4.3.

Section 6.3 Distributions to Beneficiaries

(a) A Participant may designate a Beneficiary or Beneficiaries by filing a written notice with the Administrator prior to the Participant’s death, in such form and manner as the Administrator may prescribe. A Participant who has designated a Beneficiary or Beneficiaries may change or revoke such designation prior to the Participant’s death by means of a similar written instrument.

(b) In the event that a Participant dies before receiving payment of his entire Memorandum Account, payment of the value of the deceased Participant’s Memorandum Account shall be made in a lump sum to his Beneficiary or Beneficiaries within thirty (30) days after the Administrator receives satisfactory evidence of the Participant’s death. If no Beneficiary shall have been designated or if any such designation shall be ineffective, or in the event that no designated Beneficiary survives the Participant, payment of the value of the Participant’s Memorandum Account shall be made to the Participant’s personal representative, or if no personal representative is appointed within six (6) months after the Participant’s death or such longer period as the Administrator deems reasonable in its discretion, to his surviving spouse, or if he has no surviving spouse, to his then living descendants, per stirpes, in the same manner and at the same time as the Participant’s Memorandum Account would have been paid to a Beneficiary. If any Participant and any one or more of his designated Beneficiary(ies) shall die in circumstances that leave substantial doubt as to who shall have been the first to die, the Participant shall be deemed to have survived the deceased Beneficiary(ies). The presence of substantial doubt for such purposes shall be determined by the Administrator in its sole and absolute discretion.

Section 6.4 Early Distributions.

(a) To the extent required to comply with the terms of a domestic relations order (within the meaning of section 414(p) of the Code) directed to and served upon the Plan, the Administrator may direct the payment of all or any portion of the balance credited to a Participant’s Memorandum Account at any time or in accordance with any payment schedule set forth in said order.

(b) To the extent necessary to effect compliance with a certificate of divestiture (within the meaning of section 1043(b)(2) of the Code), the Administrator may permit the distribution of all or a portion of the balance credited to a Participant’s Memorandum Account earlier than the times determined under section 6.2.

Section 6.5 Restrictions on Payments to Key Employees.

Notwithstanding anything in the Plan to the contrary, to the extent required under section 409A of the Code, no payment to be made to a key employee (within the meaning of section 409A of the Code) on or after the date of his termination of service shall be made sooner than six (6) after such termination of service.

ARTICLE VII

ADMINISTRATION

Section 7.1 Administrator.

The Administrator shall, subject to the responsibilities of the Board, have the responsibility for the day-to-day control, management, operation and administration of the Plan. The Administrator shall have the following responsibilities:

(a) To maintain records necessary or appropriate for the administration of the Plan;

(b) To give and receive such instructions, notices, information, materials, reports and certifications as may be necessary or appropriate in the administration of the Plan;

(c) To prescribe forms and make rules and regulations consistent with the terms of the Plan and with the interpretations and other actions of the Board;

(d) To require such proof or evidence of any matter from any person as may be necessary or appropriate in the administration of the Plan;

(e) To determine any question arising in connection with the Plan, including any question of Plan interpretation, and the Administrator’s decision or action in respect thereof shall be final and conclusive and binding upon all persons having an interest under the Plan;

(f) To review and dispose of claims under the Plan filed pursuant to section 7.3 and appeals of claims decisions pursuant to section 7.4;

(g) If the Administrator shall determine that by reason of illness, senility, insanity, or for any other reason, it is undesirable to make any payment to the person entitled thereto, to direct the application of any amount so payable to the use or benefit of such person in any manner that the Administrator may deem advisable or to direct in the Administrator’s discretion the withholding of any payment under the Plan due to any person under legal disability until a representative competent to receive such payment in his behalf shall be appointed pursuant to law;

(h) To discharge such other responsibilities or follow such directions as may be assigned or given by the Board; and

(i) To perform any duty or take any action which is allocated to the Administrator under the Plan.

The Administrator shall have the power and authority necessary or appropriate to carry out its responsibilities.

Section 7.2 Board Responsibilities.

The Board shall have the following responsibilities:

(a) To review the performance of the Administrator;

(b) To hear and decide appeals, pursuant to the claims procedure contained in section 7.4 of the Plan, taken from the decisions of the Administrator;

(c) To hear and decide questions, including interpretation of the Plan, as may be referred to the Board by the Administrator; and

(d) To perform any duty or to take any action which is allocated to the Administrator under the Plan.

The Board shall have the power and authority necessary or appropriate to carry out its responsibilities. The Board may take action under the Plan by vote of a majority of the members present at any meeting of the Board at which a quorum is present or by unanimous written consent in lieu of meeting. No member of the Board shall participate in any action or decision in which he has a personal interest unless all members of the Board voting on such matter are similarly interested. The Board may delegate to one of its members or to the Administrator the power and responsibility, to the extent not expressly allocated under the Plan to the Administrator, to sign instruments and other communications in its behalf and to take appropriate action to implement the Board’s decisions.

Section 7.3 Claims Procedure.

Any claim relating to benefits under the Plan shall be filed with the Administrator on a form prescribed by it. If a claim is denied in whole or in part, the Administrator shall give the claimant written notice of such denial, which notice shall specifically set forth:

(a) The reasons for the denial;

(b) The pertinent Plan provisions on which the denial was based;

(c) Any additional material or information necessary for the claimant to perfect his claim and an explanation of why such material or information is needed; and

(d) An explanation of the Plan’s procedure for review of the denial of the claim.

In the event that the claim is not granted and notice of denial of a claim is not furnished by the 30th day after such claim was filed, the claim shall be deemed to have been denied on that day for the purpose of permitting the claimant to request review of the claim.

Section 7.4 Claims Review Procedure.

Any person whose claim filed pursuant to section 7.3 has been denied in whole or in part by the Administrator may request review of the claim by the Board, upon a form prescribed by the Administrator. The claimant shall file such form (including a statement of his position) with the Board no later than 60 days after the mailing or delivery of the written notice of denial provided for in section 7.3, or, if such notice is not provided, within 60 days after such claim is deemed denied pursuant to section 7.3. The claimant shall be permitted to review pertinent documents. A decision shall be rendered by the Board and communicated to the claimant not later than 30 days after receipt of the claimant’s written request for review. However, if the Board finds it necessary, due to special circumstances (for example, the need to hold a hearing), to extend this period and so notifies the claimant in writing, the decision shall be rendered as soon as practicable, but in no event later than 120 days after the claimant’s request for review. The Board’s decision shall be in writing and shall specifically set forth:

(a) The reasons for the decision; and

(b) The pertinent Plan provisions on which the decision is based.

Any such decision of the Board shall be binding upon the claimant and the Holding Company, and the Administrator shall take appropriate action to carry out such decision.

Section 7.5 Other Administrative Provisions.

(a) Any person whose claim has been denied in whole or in part must exhaust the administrative review procedures provided in section 7.4 prior to initiating any claim for judicial review.

(b) Neither the members of the Board or the Administrator, nor any employee of the Holding Company to whom responsibilities are assigned under the Plan shall be liable for any act of omission or commission by himself or by another person, except for his own individual willful and intentional malfeasance.

(c) The Administrator or the Board may, shorten, extend or waive the time (but not beyond 60 days) required by the Plan for filing any notice or other form with the Administrator or Board, or taking any other action under the Plan; provided, however, that no such shortening, extension or waiver shall be done that would cause any Participant to be in constructive receipt of the balance credited his Memorandum Account prior to the date on which such balance is scheduled to be paid.

(d) Any person, group of persons, committee, corporation or organization may serve in more than one fiduciary capacity with respect to the Plan.

(e) Any action taken or omitted by the Administrator or the Board or any delegate of the Board with respect to the Plan, including any decision, interpretation, claim denial or review on appeal, shall be conclusive and binding on and all interested parties and shall be subject to judicial modification or reversal only to the extent it is determined by a court of competent jurisdiction that such action or omission was arbitrary and capricious and contrary to the terms of the Plan.

ARTICLE VIII

AMENDMENT AND TERMINATION

Section 8.1 Amendment.

The Holding Company reserves the right, in its sole and absolute discretion, at any time and from to time, by action of the Board, to amend the Plan in whole or in part. hi no event, however, shall any such amendment adversely affect the right of any Participant or Beneficiary to receive any benefits under the Plan in respect of participation for any period ending on or before the later of the date on which such amendment is adopted or the date on which it is made effective

Section 8.2 Termination.

The Holding Company also reserve the right, in its sole and absolute discretion, by action of the Board, to terminate the Plan In such event, no additional Compensation shall be deferred, nor shall any Supplemental Credits be earned, from and after the later of the date on which a resolution terminating the Plan is duly adopted by the Board or the effective date of such termination. Undistributed benefits attributable to participation prior to the date of termination shall be distributed as though each Participant terminated employment with the Bank, the Holding Company and all other Participating Employers as of the effective date of termination of the Plan.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Notice and Election.

The Administrator shall provide a copy of this Plan and the resolutions of adoption to each Executive together with a form on which the Executive may notify the Administrator of his election whether to defer Compensation.

Section 9.2 Construction and Language.

Wherever appropriate in the Plan, words used in the singular may be read in the plural, words in the plural may be read in the singular, and words importing the masculine gender shall be deemed equally to refer to the feminine or the neuter. Any reference to an Article or section shall be to an Article or section of the Plan, unless otherwise indicated.

Section 9.3 Headings.

The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Agreement, the text shall control.

Section 9.4 Non-Alienation of Benefits.

The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or his Beneficiaries, nor shall rights be liable for or subject to debts, contracts, liabilities or torts.

Section 9.5 Indemnification.

The Holding Company shall indemnify, hold harmless and defend each member of the Board and Participant, and the beneficiaries of each, against their reasonable costs, including legal fees, incurred by them or arising out of any action, suit or proceeding in which they may be involved, as a result of their efforts, in good faith, to defend or enforce terms of the Plan.

Section 9.6 Severability.

A determination that any provision of the Plan is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

Section 9.7 Waiver.

Failure to insist upon strict compliance with any of the terms, covenants or conditions of the Plan shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of the Plan must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

Section 9.8 Governing Law.

The Plan shall be construed, administered and enforced according to the laws of the State of New Hampshire without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal laws of the United States. Any payments made pursuant to this Plan are subject to and conditioned upon their compliance with 12 U.S.C. § 1828(k) and any regulations promulgated thereunder.

Section 9.9 Taxes.

The Holding Company shall have the right to retain a sufficient portion of any payment made under the Plan to cover the amount required to be withheld pursuant to any applicable federal, state and local tax law.

Section 9.10 No Deposit Account.

Nothing in this Plan shall be held or construed to establish any deposit account for any Participant or any deposit liability on the part of the Bank or Holding Company. Participants’ rights hereunder shall be equivalent to those of a general unsecured creditor of the Holding Company.

Section 9.11 Compliance with Section 409A of the Code.

The Plan is intended to be a non-qualified deferred compensation plan described in section 409A of the Code. The Plan shall be operated, administered and construed to give effect to such intent. In addition he Plan shall be subject to amendment, with or without advance notice to Participants and other interested parties, and on a prospective or retroactive basis, including but not limited amendment in a manner that adversely affects the rights of participants and other interested parties, to the extent necessary to effect such compliance.

Section 9.12 Status of Plan Under ERISA.

The Plan is intended to be an unfunded, non-qualified plan maintained primarily for the purpose of providing deferred compensation for highly compensated employees, as contemplated by sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Plan is not intended to comply with the requirements of section 401(a) of the Code or to be subject to Parts 2, 3 and 4 of Title I of ERISA. The Plan shall be administered and construed so as to effectuate this intent.

Section 9.13 Non-dilution Provisions.

In the event of any merger, consolidation, or other business reorganization involving the Holding Company, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each person who is then a holder of record of Shares, and in the event of any other occurrence which, in the judgment of the Administrator warrants an adjustment to avoid unintended enhancement or dilution of the rights of one or more Participants under the Plan, the number of Shares credited to each Participant’s Memorandum Account, and the unit value thereof, shall be adjusted to account for such event. Such adjustment shall be effected in such manner as the Administrator shall determine to be appropriate in order to prevent the enlargement or diminution of any Participant’s rights under the Plan.